                                                                  EXHIBIT 10.12

                            STOCK PURCHASE AGREEMENT
                            (Principal Stockholders)


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of February 1, 1999 by and among Arthur D. Little International, Inc., a Massachusetts corporation ("Buyer"), and (ii) Paul Berriman, Alvin Botting and Malcolm Way (collectively, the "Principal Stockholders").

         WHEREAS, the Principal Stockholders own of record and beneficially an aggregate of 1,200 "A" shares, one penny each, and 4,626 "C" shares, one penny each, of the capital stock of Contactica Limited, a United Kingdom limited company (the "Company") (said shares being referred to herein as the "Company Shares");

         WHEREAS, Paul Berriman owns of record and beneficially six (6) ordinary shares of the capital stock of Contactica Asia Limited, a Hong Kong limited company (the "Hong Kong Company") (said shares being referred to herein as the "Hong Kong Shares" and, together with the Company Shares, the "Shares");

         WHEREAS, the Principal Stockholders desire to sell all of the Company Shares and Paul Berriman desires to sell all of the Hong Kong Shares to Buyer, and Buyer desires to purchase all of the Company Shares and the Hong Kong Shares; and

         WHEREAS, pursuant to a Stock Purchase Agreement dated the date hereof (the "AS Agreement") among Buyer and the additional stockholders of the Company (other than Cambridge Consultants Limited) (the "Additional Stockholders" and collectively with the Principal Stockholders, the "Selling Stockholders"), the Additional Stockholders are selling all of their shares in the Company to Buyer.

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1. SALE OF SHARES AND PURCHASE PRICE.

         1.1 Transfer of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, each Principal Stockholder shall sell with full title guarantee to the Buyer the number of Shares set forth opposite his name in Exhibit A and shall deliver or cause to be delivered to Buyer duly executed stock transfer forms and certificates representing such Shares, together with such other documents as may be reasonably required by Buyer to effect a valid transfer of such Shares by such Principal Stockholder, free and clear of any and all liens, encumbrances, charges or claims.

         1.2      Purchase Price and Payment.

                  (a) Subject to the satisfaction of all of the conditions contained herein, in consideration of the sale by the Principal Stockholders to Buyer of the Shares and in reliance upon the representations and warranties of the Principal Stockholders herein contained and made at the Closing, Buyer will pay to the Principal Stockholders an aggregate of Two Million Four Hundred Seventy-seven Thousand Four Hundred Fifty-two English Pounds
((pounds) 2,477,452) as set forth in this Section 1.2 (the "Purchase Price").

                  (b) At the Closing, Buyer will pay to the Principal Stockholders an aggregate of fifty percent (50%) of the Purchase Price by delivering to each Principal Stockholder the amount specified opposite such Principal Stockholder's name in Exhibit A hereto by bank cashier check or by wire transfer of immediately available funds.

                  (c) The remaining fifty percent (50%) of the Purchase Price shall be paid in equal installments over a three year period on each of the first three anniversary dates of the Closing, subject to the conditions set forth in this paragraph (c). Such installments shall be paid pro rata to each Principal Stockholder (in accordance with his percentage ownership of the Company Shares) in a combination of cash and common stock of Arthur D. Little, Inc. ("ADL"), provided that (x) such Principal Stockholder shall not have been dismissed for gross misconduct (as defined in such Principal Stockholder's employment agreement) as an employee of Buyer or another subsidiary of ADL on or prior to such anniversary date; (y) such Principal Stockholder shall not have voluntarily terminated his employment with Buyer or another subsidiary of ADL on or prior to such anniversary date; and (z) with respect to the ten percent (10%) portion of the Purchase Price to be paid in ADL stock to the Principal Stockholders on the third anniversary date (the "Contingent Stock"), the conditions of sub-clause (ii) below shall be met on such anniversary date.

                           (i) For the avoidance of doubt, a Principal
                  Stockholder shall not forfeit his right to receive any such installment if such Principal Stockholder's employment with Buyer or another subsidiary of ADL is terminated due to death or permanent disability. For purposes of this Section 1.2(c), "permanent disability" means that such Principal Stockholder is incapable of any future continued employment with Buyer or another subsidiary of ADL, the existence of such inability being determined by an independent physician agreed to by Buyer and such Principal Stockholder.

                           (ii) Each Principal Stockholder shall be paid his pro
                  rata share of the Contingent Stock if on the third anniversary date (in addition to the requirements of clauses (x) and (y) above being satisfied with respect to such Principal Stockholder), ADL or any direct or indirect subsidiary thereof (including the Company) shall continue to employ at least fifty percent (50%) of the employees of the Company listed on
                  Schedule 1.2(c)(ii). For purposes of this sub-clause (ii), employees who are hired to replace any employee listed on

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

                  such Schedule shall be counted in order to determine whether the foregoing requirement has been met. Prior to the third anniversary of the date hereof, Buyer shall not, and shall procure that no other subsidiary of ADL shall, make any material change to the business of the Company, the result of which shall materially adversely affect the Principal Stockholders' opportunity to be paid the Contingent Stock.

                           (iii) The allocation of cash and stock (based on the total Purchase Price) shall be as follows:

         One Year Anniversary - ten percent (10%) cash and three and one-half percent (3.5%) ADL stock
         Two Year Anniversary - ten percent (10%) cash and three and one-half percent (3.5%) ADL stock
         Three Year Anniversary - ten percent (10%) cash and three percent (3%) ADL stock
         Three Year Anniversary - ten percent (10%) ADL stock (the Contingent Stock)

The ADL common stock shall be valued at fair market value. For purposes of this
Section 1.2(c), "fair market value" shall be the average of the fair market value per share of the ADL common stock established by the Trustees of the Arthur D. Little, Inc. Employees MDT Retirement Plan and the Trustees of the Arthur D. Little, Inc. Employee Stock Ownership Plan, respectively, as of the June 30 or December 31 immediately preceding such anniversary date. The ADL common stock to be issued to the Principal Stockholders shall be subject to the terms and conditions of a plan to be established by ADL, substantially the same in form and substance to the plan attached hereto as Exhibit B.

                  (d) If any accounts receivable or work in progress listed on the Company's financial statements as of December 31, 1998 (other than accounts receivable owed to the Company by ADL or any subsidiary thereof), with an aggregate value in excess of five thousand English pounds (,5,000), is uncollected within six (6) months after the Closing date, the Principal Stockholders promptly shall pay such amount to Buyer. Notwithstanding the foregoing, no such payment by the Principal Stockholders shall be required with respect to any accounts receivable as to which the applicable creditor confirms in writing to the Controller of Arthur D. Little International, Inc. or the Company within one month after the Closing the amount of such receivable as of December 31,1998 and such creditor's intent and ability to pay such receivable in full. The obligation of the Principal Stockholders under this Section 1.2(d) shall be joint and several.

         1.3 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Cambridge Consultants Limited, Science Park, Milton Road, Cambridge CB4 0DW on February 1, 1999 or at such other place or an earlier or later date or time as may be mutually agreed upon by the parties.

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

         1.4 Further Assurances. The Principal Stockholders from time to time after the Closing at the request and expense of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Shares and all rights thereto, and to fully implement the provisions of this Agreement.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS REGARDING THE COMPANY.

         2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Principal Stockholders jointly and severally hereby make to Buyer the representations and warranties contained in this
Article 2; provided, however, that no Principal Stockholder shall have any right of indemnity or contribution from the Company with respect to any breach of representation or warranty hereunder.

         2.2 Organization and Qualifications of the Company. The Company is a limited company duly organized, validly existing and in good standing under the laws of England with full corporate power and authority to own or lease its properties and to conduct its business in the Manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copy of the Company's Articles of Association, as amended to date, certified by the Secretary of the Company, and heretofore delivered to Buyer, is complete and correct, and no amendments thereto are pending. The Company is not in violation. of any term of its Articles of Association. The Company is duly qualified to do business in the United Kingdom, and it is not required to be licensed or qualified to conduct its business in any other jurisdiction.

         2.3 Capital Stock of the Company; Beneficial Ownership. The authorized share capital of the Company is (pounds)250,000 divided into (i) 24,991,200 "A" shares, one penny per share, of which 1,200 shares are duly and validly issued and fully paid, (ii) 400 "B" shares, one penny per share, of which 400 shares are duly and validly issued and fully paid, and (iii) 8,400 "C" shares, one penny per share, of which 6,810 shares are duly and validly issued and fully paid. Except as set forth in Schedule 2.3(a) or in the Company's Articles of Association, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. None of the Company's capital has been issued in violation of. any law. There are no voting trusts, voting agreements, proxies or other instruments or undertakings with respect to the voting of the Company Shares to which the Company or any of the Principal Stockholders or, to the knowledge of any Principal Stockholder, any of the Additional Stockholders is a party.

         2.4 Subsidiaries. The Company's subsidiaries and investments in any other corporation or business organization are listed in Schedule 2.4 (collectively, the "Subsidiaries" or individually, a "Subsidiary"). Except as set forth in Schedule 2.4, each Subsidiary of the

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

Company is a duly organized, validly existing corporation in good standing under the laws of the country of its incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Except as disclosed in Schedule 2.4, all of the outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the Company free of any lien, restriction or encumbrance and said shares have been duly and validly issued and are outstanding, fully paid and non-assessable. The copies of each of the Subsidiaries' Articles of Association (or comparable documents), as amended to date, certified by an authorized officer of each jurisdiction in which such Subsidiaries are organized, and heretofore delivered to Buyer, are complete and correct, and no amendments thereto are pending. None of the Subsidiaries is in violation of any term of its Articles of Association (or comparable document). Each Subsidiary is duly qualified to do business in each jurisdiction where such qualification is required and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction. There are no outstanding warrants, options or other rights to purchase or acquire any of the shares of capital stock of any Subsidiary, or any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. Except as disclosed in Schedule 2.4, Contactica, Inc., the Company's United States subsidiary, is dormant and currently has no assets or operations.

         2.5 Authority of the Company. Any action required to be taken by the Company in connection with the transactions contemplated by this Agreement has been duly authorized by all necessary action of the Company and no other action on the part of the Company or its stockholders is required in connection therewith. The execution, delivery and performance by the Principal Stockholders of this Agreement and each agreement, document and instrument contemplated hereby:

                           (i) does not and will not violate any provision of
                  the Articles of Association of the Company;

                           (ii) does not and will not require the Company to
                  obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (iii) does not and will not result in a breach of,
                  constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, instrument, lease, permit, authorization, order, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or the Company Shares.

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

         2.6      Real and Personal Property.

                  (a) Real Property. The Company does not own any freehold real property. All of the leasehold real property leased by the Company or any of its Subsidiaries is identified on Schedule 2.6(a) (collectively, the "Leased Real Property"). True and complete copies of all leases with respect to the Leased Real Property have been delivered to Buyer. Each of said leases has been duly authorized and executed by the parties and is in full force and effect. Neither the Company nor any of its Subsidiaries is in default under any of said leases, nor, to the knowledge of any Principal Stockholder, has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of any Principal Stockholder, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default. Neither the Company nor any of its Subsidiaries has at any time assigned or otherwise disposed of any property, leasehold or otherwise, in respect of which it has a continuing liability (contingent or otherwise) for payment of rent and/or any other liability. Except as set forth in Schedule 2.6(a), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property or from any regulatory authority in the United Kingdom or Hong Kong relating to the transfer of a leasehold interest in real property and no filing with any such regulatory authority is required in connection therewith. To the extent that any such consents, approvals or filings are required, the Company or the Principal Stockholders will obtain or complete them before the Closing.

                  (b) Personal Property. A complete description of the equipment of the Company and each of its Subsidiaries is contained in Schedule 2.6(b) hereto. Except as specifically disclosed in said Schedule or in the 1997 Financials (as hereinafter defined), the Company and each of its Subsidiaries has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien or encumbrance except as specifically disclosed in said Schedule or in the 1997 Financials. Except as otherwise specified in Schedule 2.6(b) hereto, all leasehold improvements, furnishings and equipment of the Company and each of its Subsidiaries are in good working order and substantially comply with all applicable laws, ordinances and regulations.

         2.7      Financial Statements.

                  (a) The Company has delivered to Buyer the following financial statements:

                           (i) Balance sheet of the Company for its fiscal year
                  ending on December 31, 1995 and statements of income, retained earnings and cash flows for the year then ended, audited by Peters Elworthy & Moore, chartered accountants;

                           (ii) Consolidated and consolidating (as applicable)
                  balance sheets of the Company and Contactica Inc. for its fiscal year ending on December 31, 1996

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

                  and statements of income, retained earnings and cash flows for the year then ended, audited by Price Bailey, chartered accountants;

                           (iii) Balance sheet of Contactica Asia Limited for
                  the period ending on December 31, 1996 and statements of income, retained earnings and cash flows for the period then ended, audited by Y.Y. Chow & Co., certified public accountants;

                           (iv) Balance sheet of the Company for its fiscal year
                  ending on December 31, 1997 and statements of income, retained earnings and cash flows for the year then ended, audited by Price Bailey, chartered accountants.

                           (v) Balance sheet of Contactica Asia Limited for its
                  fiscal year ending on December 31, 1997 and statements of income, retained earnings and cash flows for the year then ended, audited by Y.Y. Chow & Co., certified public accountants; and

                           (vi) Consolidated and consolidating unaudited balance
                  sheets of the Company and its Subsidiaries as of November 30, 1998 and statements of income, retained earnings and cash flows for the period then ended, certified by the Company's chief financial officer.

         The financial statements referred to in clauses (i) through (v) above have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby and present a true and fair view of the financial condition of the Company and each of its Subsidiaries at the dates of said statements and the results of its operations for the periods covered thereby. The financial statements referred to in clause (vi) above give a fair representation of the financial condition of the Company and its Subsidiaries as of the date thereof. The financial statements referred to in clauses (iv) and (v) above are referred to herein collectively as the "1997 Financials".

                  (b) As of the date of the 1997 Financials, neither the Company nor any Subsidiary had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date of the 1997 Financials regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the 1997 Financials, or reflected in Schedules furnished to Buyer hereunder as of the date hereof.

                  (c) As of the date hereof, neither the Company nor any Subsidiary has had and will have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as

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

guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date hereof, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the 1997 Financials or the notes thereto, (ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, or (iii) incurred after the date of the 1997 Financials in the ordinary course of business of the Company or any Subsidiary consistent with the terms of this Agreement.

         2.8 Taxes. The Company and each of its Subsidiaries have filed all tax returns and reports which are required to be filed with any domestic or foreign governmental authority or agency, and has paid, or made adequate provision for the payment of, all assessments received and all taxes which have or may become due under applicable domestic or foreign governmental law or regulations with respect to all periods prior to the Closing Date. For each taxable period of the Company and its Subsidiaries ended on or after December 31, 1993, the Company has delivered to Buyer correct and complete copies of all domestic and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries. No governmental authority is now asserting or, to the knowledge of any Principal Stockholder, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional taxes. No claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file reports and returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 2.8 attached hereto, there has not been any audit of any tax return filed by the Company or any Subsidiary, no such audit is in progress, and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Save as provided for in the 1997 Financials or incurred in the ordinary course of business since the date thereof, there is no existing contingent or deferred liability for taxes and no material changes in the assets and liabilities as shown in the 1997 Financials have occurred, other than in the ordinary course of business, since the date thereof which might result in any such liability. Except as set forth on Schedule 2.8 hereto, the operations and transactions for which the Company and its Subsidiaries will be subject to tax for the period since the date of the 1997 Financials are, in all material respects, similar in form and substance to the operations and transactions for which the Company and its Subsidiaries were taxed for the year ended December 31, 1997. Neither the Company nor any of its Subsidiaries have entered into or been engaged in or been a party to any transaction or series of transactions or schemes or arrangements of which the main purpose or one of the main purposes was the avoidance or deferral or reduction of tax liability and none of such companies have entered into any transaction or arrangement in respect of which the provisions of Section 770 of the United Kingdom Income and Corporation Taxes Act 1988 ("Taxes Act") has been or could be applied.

         2.9 Receivables from Affiliates. Except as disclosed on Schedule 2.9 hereto, neither the Company nor any Subsidiary has any accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or any Subsidiary or from any

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

director, officer or employee of the Company or any Subsidiary, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

         2.10 Absence of Certain Changes. Except as disclosed in Schedule 2.7 and 2.10 attached hereto, since the date of the 1997 Financials there has not been:

                  (a) Any material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries;

                  (b) Any contingent liability incurred by the Company or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company or any of its Subsidiaries;

                  (c) Any mortgage, encumbrance or lien placed on any of the properties or assets of the Company or any of its Subsidiaries which remains in existence on the date hereof or will remain on the Closing Date;

                  (d) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or any of its Subsidiaries or the conduct of the business of the Company or any of its Subsidiaries since the date of the 1997 Financials, regardless of whether claims in respect thereof have been asserted), incurred by the Company or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                  (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

                  (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company or any of its Subsidiaries;

                  (g) Any declaration, setting aside or payment of any dividend by the Company or any of its Subsidiaries, or the making of any other distribution in respect of the share capital of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of its own capital;

                  (h) Any labor trouble or claim of unfair labor practices involving the Company or any of its Subsidiaries; any change in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                  (i) Any change with respect to the officers or management of the Company or any of its Subsidiaries;

                  (j) Any payment or discharge of a material lien or liability of the Company or any of its Subsidiaries which was not shown on the 1997 Financials or incurred in the ordinary course of business thereafter;

                  (k) Any obligation or liability incurred by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                  (l) Any change in accounting methods or practices, credit practices or collection policies used by the Company or any of its Subsidiaries;

                  (m) Any other transaction entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business; or

                  (n) Any agreement or understanding whether in writing or otherwise, for the Company or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (m) above.

         2.11 Ordinary Course. Except as disclosed in Schedule 2.11, Since the date of the 1997 Financials, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and consistently with its prior practices.

         2.12 Banking Relations. All of the arrangements which the Company or any of its Subsidiaries has with any banking institution are accurately described in Schedule 2.12 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.13     Intellectual Property.

                  (a) All trademarks and trademark applications and registrations which are owned by the Company or any of its Subsidiaries or used or to be used by the Company or any of its Subsidiaries in their businesses as presently conducted or contemplated are listed in Schedule 2.13(a). All of such trademark registrations and trademark applications have been duly registered in, filed in or issued by the appropriate governmental authorities as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of each such governmental authority's jurisdiction. Neither the Company nor any of its Subsidiaries owns or licenses any patents or patent applications.

                  (b) Neither the Company nor any of its Subsidiaries nor any Principal Stockholder has received notice of any claim or demand pertaining to copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used in the business of the Company or such Subsidiary as presently conducted or contemplated and no proceedings have been instituted, or are pending or, to the knowledge of any Principal Stockholder, threatened, which challenge the rights of the Company or any Subsidiary in respect thereof.

                  (c) The Company has not licensed any Intellectual Property from any third party (other than off-the-shelf computer software) and has not granted rights to others in Intellectual Property owned by the Company or any Subsidiary.

                  (d) The Company and each of its Subsidiaries has required all professional and technical employees and other employees having access to valuable non-public information of Company and its Subsidiaries, to execute agreements under which such employees are required to convey to the Company or a Subsidiary ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of Company and its Subsidiaries. No Principal Stockholder has any knowledge of any infringement by others of any Intellectual Property rights of the Company or any Subsidiary.

                  (e) Neither the Company nor any of its Subsidiaries nor any of the Principal Stockholders has received any notice that the present and contemplated business and activities of the Company and its Subsidiaries infringe any Intellectual Property of any other person or that the Company or any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of Company or any of its Subsidiaries. No proceeding charging the Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed and served on the Company or any of its Subsidiaries or, to the knowledge of any Principal Stockholder, has been filed or is threatened to be filed. Except as set forth in Schedule 2.13(e), neither the Company or any Subsidiary nor, to the knowledge of any Principal Stockholder, any of their employees have any agreements or arrangements with any persons other than the Company or its Subsidiaries restricting any such employee's ability to engage in business activities of any nature. The activities of their employees on behalf of the Company or any Subsidiary do not violate any such agreements or arrangements known to any Principal Stockholder.

         2.14 Contracts. Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.14 or any other schedule delivered pursuant to this Agreement, neither the Company nor any of its Subsidiaries is a party to or subject to:

                  (a) any plan, contract or scheme providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any employment contract or contract for services which is not terminable within 30 days by the Company or a Subsidiary without liability for any penalty or severance or other payment;

                  (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than (pounds)5,000 each, such orders not exceeding (pounds)50,000 in the aggregate;

                  (d) any other contracts or agreements creating any obligations of the Company or any of its Subsidiaries of ,10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

                  (e) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (f) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or a Subsidiary within one year after the date hereof;

                  (g) any contract or agreement for the provision of services not made in the ordinary course of business;

                  (h) any contract containing covenants limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or entity;

                  (i) any license agreement (as licensor or licensee), other than off-the-shelf computer software;

                  (j) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

                  (k) any contract or agreement with any officer, employee, director or stockholder of the Company or any of its Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

         Neither the Company nor any of its Subsidiaries is in default in any material respect under any such contracts, commitments, plans, agreements or licenses and no Principal Stockholder has any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

         2.15 Litigation. Except as set forth on Schedule 2.15 hereto, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of any Principal Stockholder, threatened against the Company or any of its Subsidiaries or their affiliates.

         2.16 Compliance with Laws. The Company and each of its Subsidiaries is in compliance with all applicable statutes, ordinances, orders, judgements, decrees, rules and regulations promulgated by any domestic or foreign entity, agency, court or other governmental authority which apply to the Company or any Subsidiary or to the conduct of its business, and neither the Company nor any of its Subsidiaries has received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

         2.17 Insurance. The physical properties and assets of the Company and each of its Subsidiaries are insured to the extent disclosed in Schedule 2.17 attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company and each of its Subsidiaries is in compliance in all material respects with the terms thereof Said insurance is adequate and customary for the business engaged in by the Company and each Subsidiary and is sufficient for compliance by the Company and each Subsidiary with all requirements of law and all agreements and leases to which the Company or any Subsidiary is a party.

         2.18 Warranty or Other Claims. No claim has been asserted against the Company or any of its Subsidiaries with respect to the provision of services by any of them of services or their failure to meet any applicable warranties and, to the knowledge of any Principal Stockholder, there are no facts upon which any such claim could be based.

         2.19 Powers of Attorney. Neither the Company, any Subsidiary or any Principal Stockholder has any outstanding power of attorney.

         2.20 Finder's Fee. Neither the Company nor any of its Subsidiaries has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.21 Permits. Schedule 2.21 lists all permits, registrations, licenses (other than licenses for off-the-shelf computer software), franchises, certifications and other approvals (collectively, the "Approvals") required from domestic or foreign authorities in order for the Company and each of its Subsidiaries to conduct its business. Except as disclosed in Schedule 2.21, the Company and each of its Subsidiaries have obtained all such Approvals, which are valid. and in full force and effect, and, to the knowledge of any Principal Stockholder, is operating in compliance therewith. Such Approvals include, but are not limited to, those required under domestic or foreign statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning.

         2.22 Corporate Records, Copies of Documents. The corporate record books of the Company and each of its Subsidiaries accurately record all corporate action taken by their respective stockholders and board of directors and committees. The Company has made available for inspection and copying by Buyer true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

         2.23 Transactions with Interested Persons. Except as set forth in
Schedule 2.23 hereto, neither the Company, any of its Subsidiaries, any stockholder, officer, supervisory employee or director of the Company or any of its Subsidiaries or, to the knowledge of any Principal Stockholder, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company or any of its Subsidiaries, or any organization which has a material contract or arrangement with the Company or any of its Subsidiaries.

         2.24 Employee Benefit Programs. Other than the Contactica Retirement and Death Benefit Scheme dated August 25, 1994 (the "Pension Scheme"), there are no pension or similar schemes or arrangements for any employees or directors of the Company or any Subsidiary, and neither the Company nor any Subsidiary nor any stockholder thereof has any obligation (whether legally binding or established by custom) to pay any pension or make any other payment after retirement or death or otherwise to provide "relevant benefits" or to make any payment for the purpose of providing "relevant benefits" within the meaning of
Section 612 of the Taxes Act to or in respect of any such persons and are not party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits. The Principal Stockholders have disclosed to Buyer details of all benefits payable or prospectively payable under the Pension Scheme to or in respect of all active members, pensioners and deferred pensioners, including any augmentations of benefits and have supplied to Buyer true and correct copies of all trust deeds, rules, resolutions, announcements, and booklets relating to the Pension Scheme. The Pension Scheme complies with and has at all times complied with the provisions of the Pensions Act 1995 and all other relevant legislation and the requirements of the Pension Schemes Office and the Contributions Agency affecting schemes approved under Chapter I of Part XIV of the Taxes Act and contracted-out under the Pension Schemes Act 1993. Except as disclosed in
Schedule 2.24 hereto, the Pension Scheme has been funded to the extent required by the terms thereof and in accordance with any applicable agreements between the Company and any of its employees. No employers other than the Company participate in the Pension Scheme. There are no current submissions or referrals to the Pensions Ombudsman or to the Occupational Pensions Advisory Service in respect of the Company or any Subsidiary or the Pension Scheme and neither the Company. the Trustees of the Pension Scheme nor the Pension Scheme is engaged in any litigation or arbitration proceedings in respect of the Pension Scheme or the provision of any relevant benefits (as defined in Section 612 of the Taxes
Act). There are no outstanding. payments or penalties payable or awarded against the Company, the Trustees of the Pension Scheme or the Pension Scheme in respect *of any determinations of the Occupational Pensions Regulatory Authority. No retirement benefits scheme (as defined in Section 611 of the Taxes

Act) in which employees or former employees of the Company or any Subsidiary participate or have participated has been or is in the process of being (or is proposed to be) wound up (in whole or in part) or closed to new entrants (in whole or in part). The Pension Scheme does not hold any employer-related investments within the meaning of Section 40 of the Pensions > Act 1995. All amounts due to the Pension Scheme or to any insurance company which are payable by the Company or any employee in connection with it have been paid promptly.

         2.25 Environmental Matters. Except as set forth in Schedule 2.25 hereto, (i) neither the Company nor any of its Subsidiaries has ever generated, transported, used, stored, treated, disposed of, or managed any hazardous material; (ii) to the knowledge of any Principal Stockholder, no hazardous material has ever been or is threatened to be spilled, released, or disposed of at, or has otherwise contaminated, any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries, or has ever been located in the soil or groundwater at any such site during the period that the Company or such Subsidiary leased or occupied such site; (iii) to the knowledge of any Principal Stockholder, neither the Company nor any of its Subsidiaries has any liability under, nor has it ever violated, any Environmental Law (as defined below); and (iv) to the knowledge of any Principal Stockholder, the Company and each of its Subsidiaries, any property owned, operated, leased, or used by any of them, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws. For purposes of this Section 2.25, "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level existing as of the date hereof.

         2.26 List of Directors, Officers and Employees. Schedule 2.26 hereto contains a true and complete list of all current directors, officers and employees of the Company and each of its Subsidiaries. In each case, such
Schedule includes the current job title and aggregate annual compensation of each such individual.

         2.27 Backlog. As of the date hereof, the Company and each of its Subsidiaries has a backlog of signed contracts or purchase orders for the provision of services, for which revenues have not been recognized by the Company or any Subsidiary, as set forth in Schedule 2.27. Notwithstanding the foregoing, the Principal Stockholders make no representation that the amounts set forth on such Schedule actually will be paid to the Company or any Subsidiary.

         2.28 Employees; Labor Matters. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company, any Subsidiary nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except, as regards statutory redundancy payments, as set forth in
Schedule 2.28. Neither the Company nor any Subsidiary has any policy, practice, plan or program of paying any form of severance compensation in connection with the termination of employment, except as set forth in said

Schedule. The Company and each of its Subsidiaries is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company or any of its Subsidiaries. No question concerning representation exists respecting any employees of the Company or any of its Subsidiaries. There are no grievances, complaints or charges that have been filed against the Company or any of its Subsidiaries, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any information indicating that any of its employment policies or practices is currently being audited or investigated by any domestic or foreign government agency. Neither the Company nor any Subsidiary has given notice of any redundancies to the Secretary of State or started consultations with any independent trade union or employees' representatives within the one year period prior to the date hereof. No circumstances have arisen under which the Company or any Subsidiary is likely to be required to pay damages for wrongful dismissal, to make any statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, or make any other payment under any employment protection or other employment statutes, treaties, regulations, by-laws, codes or orders, or to reinstate or re-engage any former employee.

         2.29 Customers, Contractors and Suppliers. No customer, contractor or supplier has notified the Company or any Subsidiary during the last twelve months that it will no longer purchase services from or provide services, supplies or materials to the Company or any such Subsidiary and, to the knowledge of any Principal Stockholder, no customer, contractor or supplier has any plan or intention to do so.

         2.30 Stock Repurchase. Neither the Company nor any Subsidiary has redeemed or repurchased any of its capital stock.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.

         As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Principal Stockholder hereby severally makes to Buyer each of the representations and warranties set forth in this Article 3 with respect to such Principal Stockholder. No Principal Stockholder shall have any right of indemnity or contribution from the Company or any Subsidiary with respect to the breach of any representation or warranty hereunder.

         3.1 Shares. Such Principal Stockholder owns of record and beneficially the number of Shares set forth opposite such Principal Stockholder's name in Exhibit A. Such Shares are, and when delivered by such Principal Stockholder to Buyer pursuant to this Agreement will be, duly and validly issued, fully paid and free and clear of any and all liens, encumbrances, charges or claims.

         3.2 Authority. Such Principal Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Principal Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Principal Stockholder pursuant to this Agreement constitutes a valid and binding obligation of such Principal Stockholder, enforceable in accordance with their respective terms, and such Principal Stockholder has full power and authority to transfer, sell and deliver his Shares to Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any laws of the
                  United Kingdom or other jurisdiction applicable to such Principal Stockholder, or require such Principal Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (ii) does not and will not result in a breach of,
                  constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, instrument, lease, permit, authorization, order, judgment, injunction, decree, determination or arbitration award to which such Principal Stockholder is a party or by which the property of such Principal Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of the Company or any Subsidiary or on the Shares owned by such Principal Stockholder.

         3.3 Finder's Fee. Such Principal Stockholder has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.4 Agreements. Such Principal Stockholder is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company or a Subsidiary. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Principal Stockholder is a party relating to the business of the Company or any Subsidiary or to such Principal Stockholder's rights and obligations as a stockholder, director or officer of the Company or any Subsidiary. Except as disclosed in
Schedule 2.23, such Principal Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary, or any organization which has a contract or arrangement with the Company or any Subsidiary. Such Principal Stockholder has not at any time transferred any of the stock of the Company or any Subsidiary held by or for such holder to any employee of the Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to the Company or any Subsidiary by said employee. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving the Company or any Subsidiary to which such Stockholder is a party.

ARTICLE 4. COVENANTS OF THE PRINCIPAL STOCKHOLDERS.

         4.1 Making of Covenants and Agreements. The Principal Stockholders jointly and severally hereby make the covenants and agreements set forth in this
Article 4. No Principal Stockholder shall have any right of indemnity or contribution from the Company or any Subsidiary with respect to the breach of any covenant or agreement hereunder.

         4.2 Non-competition. For a period of two (2) years after the date hereof, each Principal Stockholder agrees that he will not, without the prior written consent of Buyer, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages in any Competing Activity (as defined below) anywhere in the world that the Company currently engages in business. For purposes of this Section 4.2, "Competing Activity" shall mean any activity which is similar to or competitive with any business in which the Company or any Subsidiary is engaged during such two year period. The foregoing shall not prevent a Principal Stockholder from owning beneficially or of record up to one percent of the outstanding securities of a publicly-held corporation which engages in any Competing Activity. In addition, during such period, each Principal Stockholder shall refrain from soliciting or encouraging any employee of Buyer, the Company or any Subsidiary to terminate his or her employment by Buyer, the Company or any Subsidiary and to become employed by such Principal Stockholder, or any business or entity with which such Principal Stockholder is affiliated as an owner, investor, lender or in any other capacity. In addition, during such period, each Principal Stockholder shall refrain from soliciting or encouraging any customer of Buyer, the Company or any Subsidiary to terminate or alter its relationship with Buyer, the Company or any Subsidiary.

         4.3 Tax Returns. The Principal Stockholders shall cooperate with Buyer to permit the Company and its Subsidiaries in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all domestic and foreign tax returns required to be filed by the Company and its Subsidiaries with respect to taxable periods ending on or before the Closing.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

         5.1 Making of Representations and Warranties. As a material inducement to the Principal Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Principal Stockholders contained in this Article 5.

         5.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         5.3 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms.

         5.4 Litigation. There is no litigation pending or, to its knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         5.5 Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

ARTICLE 6.

Intentionally omitted.

ARTICLE 7. CONDITIONS.

         7.1 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Certified Articles of Association. The Principal Stockholders shall have delivered to Buyer a copy of the Company's Articles of Association, as amended to date, certified by the Secretary of the Company.

                  (b) Consents. The Company or the Principal Stockholders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company, its Subsidiaries or the Principal Stockholders in connection with the execution and delivery of this Agreement and the performance. of the transactions contemplated hereby; and the Company, the Principal Stockholders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement.

                  (c) Employment Agreements. Each of the Principal Stockholders shall have executed and delivered to Buyer an Employment Agreement in substantially the form of Exhibit C attached hereto.

                  (d) Releases. The Principal Stockholders shall have delivered to Buyer general releases signed by each of the Selling Stockholders and by each officer and Director of the Company and each Subsidiary of all claims which any of them have against the Company and any Subsidiary in the form attached hereto as Exhibit D.

                  (e) Options. the Principal Stockholders shall have delivered to Buyer evidence satisfactory to Buyer that all outstanding options to purchase stock of the Company shall have been canceled prior to the Closing Date or shall be exercised immediately following the Closing.

                  (f) AS Agreement. The Principal Stockholders shall have delivered to Buyer evidence satisfactory to Buyer that immediately following the Closing, the Additional Stockholders shall execute and deliver the AS Agreement to Buyer.

                  (g) Status of Subsidiaries. Prior to the Closing, (i) the Company shall divest itself of any interest or ownership in Contactica-Axis Limited, a United Kingdom limited company, and (ii) Contactica Asia Limited shall divest itself of any interest or ownership in Contactica Dealing Room System Limited. The Company shall structure such transactions such that, as a result thereof, neither the Company nor Contactica Asia Limited shall have any liabilities or obligations with respect to such divested entities, including but not limited to liabilities for taxes or as guarantors. For the avoidance of doubt, Buyer acknowledges the obligations of the Company to Contactica Axis Limited pursuant to the License Agreement referred to in Schedule 2.23.


ARTICLE 8.        COVENANT IN RESPECT OF TAX.

         8.1 Construction of Terms. In this Article 8, unless the context otherwise requires:

                  (a) "Accounts" means the Group's audited financial statements, including the 1997 Financials;

                  (b) "event" includes (without limitation) any omission, event, action or transaction, whether or not any member of the Group is a party thereto, the death of any person, a change in the residence of any person for any tax purpose, a failure to make sufficient dividend payments to avoid an apportionment or deemed distribution of income;

                  (c) "Group" means the Company, together with its Subsidiaries;

                  (d) "relief" includes (without limitation) any relief, allowance, credit, set off, deduction or exemption for any tax purpose;

                  (e) reference to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation;

                  (f) reference to any tax liability shall include not only any liability to make actual payments of or in respect of tax but shall also include:

                           (i) the loss or reduction in the amount of, or the
                  setting off against income, profits or gains, or against any tax liability for which no provision has been made in preparing the Accounts, of any relief which would (were it not for the said loss, reduction or setting off) have been available to any member of the Group and which has been taken into account in computing (and so eliminating or reducing) any provision for deferred tax which appears (or which but for such relief would have appeared) in the Accounts;

                           (ii) the loss or reduction in the amount of, or the
                  setting off against any tax liability for which no provision has been made in preparing the Accounts, of a right to repayment of tax which has been treated as an asset of any member of the Group in preparing the Accounts; and

                           (iii) the loss or reduction in the amount of, or the
                  setting off against income, profits or gains earned, accrued or received on or before the Closing or against any tax liability of any relief which is not available before the Closing but which arises in respect of an event occurring after the Closing in circumstances where, but for such loss, reduction or setting off, any member of the Group would have had a tax liability in respect of which Buyer would have been able to make a claim under this Article 8;

and in such a case the amount of tax which could otherwise be saved or relieved, by the relief so lost, reduced or set off (calculated by reference to the rates of tax in force at the date of this

Agreement) or the amount of repayment which would otherwise have been obtained shall be treated as the amount of a tax liability which has arisen;

                  (g) reference to a payment in respect of tax includes (without limitation) a payment for the surrender of losses or other amounts by way of group relief (within the meaning of Section 402 of the Taxes Act) or for the surrender of advance corporation tax or for the transfer of any other relief, a repayment of any such payment and a payment by way of reimbursement, recharge, indemnity or damages.

        8.2 Covenant to Reimburse Buyer. The Principal Stockholders hereby covenant with and undertake to pay to Buyer a sum equal to the amount of:

                  (a) any tax liability of any member of the Group resulting from or by reference to any income, profits or gains earned accrued or received on or before the Closing or any event before the Closing whether alone or in conjunction with other circumstances and whether or not such tax is chargeable against or attributable to any other person;

                  (b) any tax liability of any member of the Group that arises after the Closing as a result of an act, omission or transaction by a person other than any member of the Group and which liability to tax falls upon the relevant member of the Group as a result of its having been in the same group for tax purposes as that person at any time before the Closing; and

                  (c) all reasonable and proper professional costs and expenses which are incurred by Buyer or any member of the Group in connection with any of the matters referred to in this Article 8 or in taking or defending any action under the covenants contained in this Article 8.

        8.3 Exceptions. The covenants contained in Section 8.2 do not apply to any liability:

                  (a) to the extent that provision or reserve in respect thereof has been made in the Accounts or to the extent that payment or discharge of such liability has been taken into account therein;

                  (b) in respect of which provision or reserve has been made in the Accounts which is insufficient only by reason of any increase in rates of tax made after the Closing with retrospective effect; and

                  (c) to the extent that the liability arises as the result of transactions in the ordinary course of the Group's business since the date of the 1997 Financials.

         8.4 Notice, Action to be Taken. If Buyer shall become aware of any assessment, notice, demand or other document issued or action taken by or on behalf of any person, authority or body from which it appears that any member of the Group has or may have a liability in respect of which a claim could be made under this Article 8, it shall give written notice thereof to the Principal Stockholders and shall (if the Principal Stockholders shall indemnify and secure Buyer and the Group, as applicable, to Buyer's reasonable satisfaction against any liabilities, costs, damages or expenses which may be incurred thereby) take such action and procure that the Group shall take such action as the Principal Stockholders may reasonably request to dispute, resist or compromise the liability; provided that neither any member of the Group nor Buyer shall be required to take any such action unless the Principal Stockholders shall have produced to them the opinion of counsel practicing in the relevant area of law that such act-ion is reasonable.

         8.5 Term. The liability of the Principal Stockholders under this
Article 8 shall cease on the seventh anniversary of the Closing except in respect of matters which have been the subject of a written claim made during such period by Buyer to the Principal Stockholders unless the claim in question has arisen by reason of fraud, willful concealment or dishonesty on the part of any of the Principal Stockholders or, prior to the Closing, any member of the Group or any of its officers or deliberate non disclosure on the part of any of the Principal Stockholders, or, prior to the Closing, by any officer or representative of any member of the Group in which event there shall be no contractual limit on the time period within which such claim may be brought.

         8.6 Time Period for Payments. The due date for the making of payments under this Article 8 shall be:

                  (a) where the payment relates to a liability of any member of the Group to make an actual payment of or in respect of tax, the date which is seven (7) days before the date on which such actual payment is due to be made to the relevant authority;

                  (b) where the payment relates to a matter covered by Section
8. 1 (f)(i) or (iii), the date which is seven (7) days after the Principal Stockholders have been notified by Buyer, together with a copy of a certificate from the Group's auditors (given at the request of Buyer or any member of the Group), that the Principal Stockholders have a liability for a determinable amount under Section 8.2;

                  (c) where the payment relates to a matter covered by Section 8.1(f)(ii), the date on which the repayment of tax would otherwise have been due to be made; and

                  (d) in the case of costs and expenses covered by Section 8.2(c), the date on which such costs and expenses are incurred.

         8.7 Further Assurances. The Principal Stockholders shall, at Buyer's expense, give all such assistance and provide such information as Buyer shall reasonably request from time to time for the purpose of enabling Buyer or any member of the Group to make returns and provide information as required to any tax authority and to negotiate any liability to tax.

ARTICLE 9.   RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         9.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.


ARTICLE 10.  INDEMNIFICATION AND OTHER CLAIMS.

         10.1 Indemnification by the Principal Stockholders. Without restricting the rights of Buyer or otherwise affecting the ability of Buyer to claim damages on any other basis available to it, the Principal Stockholders jointly and severally agree subsequent to the Closing to indemnify and hold the Company, the Subsidiaries, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities; losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud or fraudulent misrepresentation by any Principal
                      Stockholder;

                  (b) any breach of Section 4.2 hereof; and

                  (c) the transactions described in Section 7.1(g) hereof.

         10.2 Limitations on Liability of the Principal Stockholders. Notwithstanding any provision in this Agreement to the contrary:

                  (a) No indemnification shall be payable pursuant to Sections 10.1(b) or (c) above to any Buyer Indemnified Party, and no damages shall be payable to Buyer for any claim or claims for breach of any representation, warranty or covenant made under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto (each, a "Breach"), unless the total of all such claims (together with any claims made pursuant to Article 8 or Section 10.1(a) hereof) shall exceed ,14,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

                  (b) The aggregate liability of the Principal Stockholders to the Buyer Indemnified Parties with respect to claims for indemnification pursuant to Sections 10.1(b) or (c) or to Buyer with respect to claims for damages as the result of a Breach shall not exceed the amount of the Purchase Price actually paid plus the amount of the Purchase Price set off in respect of claims in accordance with Section 10.6.

                  (c) Except in respect of the obligations set forth in Article 8 and except in respect of indemnification claims made pursuant to Section l0.1 hereof, the Principal Stockholders shall have no liability in respect of claims for indemnification or damages unless written notice of such claim, in accordance with the provisions of Section 10.5, shall have been given to the Principal Stockholders on or before the eighteen (18) month anniversary of this Agreement.

                  (d) Any claim of which due notice is required and has been given pursuant to the provisions of clause (c) above shall (if not previously settled, satisfied or withdrawn) be deemed to have been withdrawn on the first anniversary of such notice unless (i) proceedings in respect thereof have been commenced by being both issued and served on the Principal Stockholders on or before such anniversary; (ii) such claim is contingent on facts and circumstances not wholly within Buyer's control; or (iii) Buyer and the Principal Stockholders are continuing to engage in settlement discussions with respect to such claim as of such anniversary.

                  (e) In the event of the Principal Stockholders having paid Buyer an amount in respect of a claim for damages hereunder or pursuant to
Article 8 or having paid any Buyer Indemnified Party an amount in respect of a claim for indemnification hereunder and, subsequent to the date of making such payment, Buyer or such Buyer Indemnified Party recovers from a third party, other than one of the Company's insurers, a sum which is paid in respect of the same such claim and which would constitute a double recovery (in whole or in part), then Buyer or such Buyer Indemnified Party shall forthwith repay or procure the repayment to the Principal Stockholders of so much of the amount paid by the third party as does not exceed the sum paid by the Principal Stockholders to Buyer or such Buyer Indemnified Party in respect of such claim. Upon request, Buyer shall provide to the Principal Stockholders or their advisers such information as the Principal Stockholders may reasonably require to determine whether or not any repayment is due to them under this clause (e).

                  (f) Except as provided in Section 10.1(a), the Principal Stockholders shall not be liable in respect of any claim for indemnification or damages to the extent that the specific facts giving rise to any such claim for indemnification or damages were expressly disclosed to Mark Pettit or Phil O'Donovan at a meeting of the Board of Directors of the Company and such disclosure was duly and accurately recorded in the minutes of such meeting.

                  (g) No indemnification or damages or amount pursuant to
Article 8 shall be payable to Buyer or any Buyer Indemnified Party with respect to:

                           (i) any claim or liability for taxes to the extent
                  that such claim or liability arises or the amount thereof is increased as a result of the making after the date hereof with retrospective effect of: (1) any change in the basis or method of calculation of or any increase in the rate or rates of taxation; (2) any other legislation regulation or change in the law (whether or not in relation to taxation); or (3) any new form of taxation;

                           (ii) any claim for taxes if such claim would not have
                  arisen but for a voluntary act or omission carried out after the Closing by the Company (1) with the actual knowledge (or where Buyer ought reasonably to have known) that such act or omission would give rise to a claim for taxes against the Principal Stockholders, (2) other than in pursuance of a decision or arrangement made, or duty, liability or obligation entered into, by the Company on or before the Closing and (3) otherwise than in the Company's ordinary course, of business;

                           (iii) any claim for taxes if such claim would not
                  have arisen but for a cessation after the date hereof of the business of the Company.

                  (h) Where the Company is entitled to recover from its insurers (in respect of insurance effected prior to the date hereof) any sum in respect of any matter giving rise to a claim for damages hereunder or a claim under
Section 10.1, Buyer shall abate its claim against the Principal Stockholders by the amount (if any) actually recovered from such insurance, and Buyer shall procure that the Company shall diligently pursue such claims against its insurers.

                  (i) Any payment made pursuant to a claim or claims for indemnification or damages or under Article 8 by any of the Principal Stockholders to Buyer or any Buyer Indemnified Party shall reduce the aggregate purchase consideration for the sale of the Shares by the extent of such payment and shall be deemed for all purposes of this Agreement to have been such a reduction.

         10.3 Indemnification by Buyer. Buyer agrees to indemnify and hold the Principal Stockholders harmless from and against any damages, liabilities., losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any tax liability of Buyer, the Company or any Subsidiary for which the Principal Stockholders are not responsible pursuant to Article 8 hereof.

         10.4 Limitations on Liability of Buyer. Notwithstanding any provision in this Agreement to the contrary:

                  (a) No claims for damages shall be payable by Buyer for any Breach, unless the total of all such claims (together with any claims made pursuant to Section 10.3) shall exceed (pounds)14,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

                  (b) The aggregate liability of Buyer to the Principal Stockholders with respect to claims for damages as the result of a Breach shall not exceed the Purchase Price.

                  (c) Except in respect of indemnification claims made pursuant to Section 10.3 hereof, Buyer shall have no liability in respect of claims for indemnification or damages unless written notice of such claim, specifying the circumstances giving rise to such claim and, to the extent reasonably possible, the amount thereof, shall have been given to Buyer on or before the eighteen
(18) month anniversary of this Agreement.

                  (d) Any claim of which due notice is required and has been given pursuant to the provisions of clause (c) above shall (if not previously settled, satisfied or withdrawn) be deemed to have been withdrawn on the first anniversary of such notice unless (i) proceedings in respect thereof have been commenced by being both issued and served on Buyer on or before such anniversary; (ii) the Principal Stockholders have notified Buyer that they are continuing to investigate the circumstances of such claim or that such claim is contingent on facts and circumstances not wholly within the Principal Stockholders' control; or (iii) Buyer and the Principal Stockholders are continuing to engage in settlement discussions with respect to such claim as of such anniversary.

                  (e) In the event of Buyer having paid any Principal Stockholder an amount in respect of a claim for indemnification or damages hereunder and, subsequent to the date of making such payment, such Principal Stockholder recovers from a third party a sum which is paid in respect of the same such claim and which would constitute a double recovery (in whole or in part), then such Principal Stockholder shall forthwith repay or procure the repayment to Buyer of so much of the amount paid by the third party as does not exceed the sum paid by Buyer to such Principal Stockholders in respect of such claim. Upon request, the Principal Stockholders shall provide to Buyer or its advisers such information as Buyer may reasonably require to determine whether or not any repayment is due to them under this clause (e).

         10.5 Notice; Defense of Claims. A party (including, for purposes of this Section 10.5, a Buyer Indemnified Party) may make claims for indemnification or damages hereunder by giving written notice thereof to the responsible party within the period in which such claims can be made hereunder. If indemnification or damages is sought for a claim or liability asserted by a third party, the claiming party shall also give written notice thereof to the responsible party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the responsible party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the responsible party shall give written notice to the claiming party stating whether it disputes the claim and whether it will defend against any third party claim or liability at its own cost and expense. If the responsible party fails to give notice that it disputes a claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The responsible party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the claiming party, which consent shall not be unreasonably withheld) as long as the responsible party is conducting a good faith and diligent defense. The claiming party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the responsible party and the claiming party and the claiming party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the claiming party may engage separate counsel at the expense of the responsible party. If no such notice of intent to dispute and defend a third party claim or liability is given by the responsible party, or if such good faith and diligent defense is not being or ceases to be conducted by the responsible party, the claiming party shall have the right, at the expense of the responsible party, to undertake the defense of such claim or liability (with counsel selected by the claiming party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the responsible party, then the claiming party shall make available such information and assistance as the responsible party may reasonably request and shall cooperate with the responsible party in such defense, at the expense of the responsible party.

         10.6     Satisfaction of Payment Obligations.

                  (a) In order to satisfy the payment obligations of the Principal Stockholders arising under any provision of this Agreement, Buyer or a Buyer Indemnified Party shall have the right (in addition to collecting directly from the Principal Stockholders) to set off its indemnification and damages claims against any and all amounts due to the Principal Stockholders pursuant to
Section 1.2(c) hereof. Any such setoff shall be pro-rated among the Principal Stockholders. If any Principal Stockholder disputes the amount of any indemnification or damages claim made by Buyer or a Buyer Indemnified Party and Buyer or such Buyer Indemnified Party elects to exercise its right of set off pursuant to this Section 10.6, then Buyer or such Buyer Indemnified Party shall pay the amount of the claim (up to the amount then payable to such Principal Stockholder) into an interest bearing escrow account at a London clearing bank established by English solicitors appointed by the Principal Stockholders and Buyer or the Buyer Indemnified Party, respectively, for such purpose (such account requiring a signature of a partner of each such firm in respect of any instructions or transaction) pending agreement or judicial determination of the claim. Upon agreement or judicial determination of such claim, the amount of the claim agreed or determined as payable to Buyer or a Buyer Indemnified Party shall be paid to Buyer or such Buyer Indemnified Party within three (3) days of the agreement or determination, together with interest actually earned thereon, and subject to all claims being agreed or judicially determined and any amounts being paid to Buyer or such Buyer Indemnified Party in accordance with this
Section 10.6, the balance on the account (including accrued interest) shall be paid to the Principal Stockholders within three (3) days of the agreement or determination of the last outstanding claim and the parties shall instruct their respective solicitors accordingly.

                  (b) In the event that, due to an agreement or judicial determination with respect thereto, a Principal Stockholder is obligated to pay the amount of a claim to Buyer or a Buyer Indemnified Party and such obligation arises prior to the date that all amounts payable to such Principal Stockholder pursuant to Section 1.2(c) have been paid in accordance with the terms thereof, such Principal Stockholder shall have the right to pay the prorated portion of his claim into a joint escrow account established as provided above. The amounts which such Principal Stockholder shall have the right to pay into the joint escrow account shall not exceed the aggregate amount which has not yet been paid to such Principal Stockholder pursuant to Section 1.2(c) hereof. Unless paid earlier at the instruction of such Principal Stockholder, payments from such account shall be paid to Buyer or such Buyer Indemnified Party at the same time that Buyer pays to such Principal Stockholder the amounts payable to such Principal Stockholder pursuant to Section 1.2(c) and in corresponding equal amounts. The balance, if any, in such account, including all accrued interest, shall be paid to Buyer or such Buyer Indemnified Party upon all amounts payable to such Principal Stockholder pursuant to Section 1.2(c) having been paid in accordance with the terms thereof.

                  (c) For the purposes of this Section 10.6, a claim shall be "agreed" if the same has been agreed in writing between the Principal Stockholders and Buyer, and a claim shall be "judicially determined" if the same has been finally determined by a court of competent jurisdiction from whose decision no right of further appeal lies.


ARTICLE 11.  MISCELLANEOUS.

         11.1 Fees and Expenses. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Company, any Subsidiary or the Principal Stockholders relating in any way to the purchase and sale of the Company Shares hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of the Company or any Subsidiary or Principal Stockholder, shall be charged to or paid by the Company, any Subsidiary or Buyer.

         11.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of England without regard to its conflict of laws provisions. Each of the Principal Stockholders hereby submits to the exclusive jurisdiction of the courts of England.

         11.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United Kingdom or United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:            John F. Burns
                     Arthur D. Little International, Inc.
                     Acorn Park
                     Cambridge, MA 02140

With a copy to:      Sam Gallo, Esq.
                     Arthur D. Little, Inc.
                     Acorn Park
                     Cambridge, MA 02140

TO PRINCIPAL
STOCKHOLDERS:        At the name and address set forth on Exhibit A

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representatives.

         11.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings. Nothing in this clause shall operate to exclude the liability of any party for fraudulent misrepresentation.

         11.5 Assignability; Binding Effect. This Agreement shall only be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to the Principal Stockholders, provided that this Agreement shall be reassigned to Buyer if such assignee ceases to be controlling, controlled by or under common control with Buyer. This Agreement may not be assigned by the Principal Stockholders without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         11.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         11.7 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         11.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         11.9 Interest. If any payment due to be made by any party under this Agreement is not made within five (5) business days of the due date for payment thereof, the same shall carry interest from such date until actual payment at the rate of 3 percent above the base rate from time to time of National Westminster Bank PLC, compounded on the last days of March, June, September and December in each year.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                  ARTHUR D. LITTLE INTERNATIONAL, INC.

                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                  ---------------------------------------
                                  Paul Berriman




                                  ---------------------------------------
                                  Alvin Botting



                                  ---------------------------------------
                                  Malcolm Way

                         List of Exhibits and Schedules


Exhibit   A:  List of Principal Stockholders, Holdings and Consideration to be
              Paid

          B:  Form of ADL Stock Plan

          C:  Form of Employment Agreement

          D:  Form of Release


Schedule     1.2(c)(ii)    Key Employees
             2.3           Options, Preemptive Rights, etc.
             2.4           Subsidiaries
             2.6(a)        Leased Real Property
             2.6(b)        Personal Property
             2.7           Financial Statements
             2.8           Tax Disclosures
             2.9           Affiliated Receivables
             2.10          Absence of Changes
             2.12          Banking Arrangements
             2.13(a)       Trademarks
             2.13(e)       Noncompetition Arrangements
             2.14          Contracts, etc.
             2.15          Litigation
             2.17          Insurance
             2.21          Permits
             2.23          Transactions with Interested Persons
             2.24          Employee Benefit Programs
             2.25          Environmental Matters
             2.26          Directors, Officers and Employees
             2.27          Backlog
             2.28          Labor Matters

                                    Exhibit A

     List of Principal Stockholders, Holdings and Consideration to be Paid



-------------------------------------------------------------------------------------------------------------------
                                                               CONSIDERATION PAYABLE BY BUYER
-------------------------------------------------------------------------------------------------------------------

                                                                                 AGGREGATE CONSIDERATION PAYABLE
NAME AND ADDRESS OF PRINCIPAL                                  CASH              IN CASH/STOCK OVER FIRST THREE
STOCKHOLDER                         SHARES OWNED               AT CLOSING        ANNIVERSARIES
---------------------------------------------------------------------------------------------------------------------
Paul Berriman                      800 "A" COMPANY              (pounds)559,493     (pounds)559,493
c/o 1308 Tai Yau Building          410 "C" COMPANY
Wanchai                            6 ORDINARY ASIA
Hong Kong
---------------------------------------------------------------------------------------------------------------------
Alvin Botting                      600 "A" COMPANY             (pounds)339,616.50   (pounds)339,616.50
7 High Street                      1708 "C" COMPANY
Barkway, Royston
Hertfordshire, England
---------------------------------------------------------------------------------------------------------------------
Malcolm Way                        600 "A" COMPANY             (pounds)339,616.50   (pounds)339,616.50
Hill View,                         1708 "C" COMPANY
Water End Lane
Studley Green
High Wycombe
Buckinghamshire, England
-------------------------------------------------------------------------------------------------------------------